Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

CIM Commercial Trust Corporation
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-11/A (No. 333-210880), Form S-8 (No. 333-127531), and Form S-3 (No. 333-203639) of CIM Commercial Trust Corporation and subsidiaries of our reports dated March 18, 2019, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of CIM Commercial Trust Corporation and its subsidiaries' internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California
March 18, 2019